SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:

[    ]   Preliminary Information Statement
[    ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X ]   Definitive Information Statement

Taurus Entertainment Companies, Inc.
(Name of Registrant as Specified in Charter)

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[    ]   Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Taurus Entertainment Companies, Inc.
19901 Southwest Freeway, Suite 209
Sugar Land, TX 77479

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 12, 2004

TO OUR SHAREHOLDERS:

You are cordially invited to attend a Special Meeting of the Shareholders of Taurus Entertainment Companies, Inc. (the “Company”) to be held on Thursday, August 12, 2004, at 10:00 AM, Central Standard Time, at our corporate headquarters at 19901 Southwest Freeway, Suite 209, Sugar Land, Texas 77479, to consider and act upon the following proposals, as described in the accompanying Information Statement:

1.   To approve an amendment to the Company’s Articles of Incorporation to (a) change the name of the Company to Bluestar Health, Inc., and (b) increase the Company’s authorized common stock from 20,000,000 to 40,000,000 shares.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Board of Directors has fixed the close of business on Wednesday, July 7, 2004, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

By order of the Board of Directors

/s/ Alfred Oglesby

Alfred Oglesby
President

July 20, 2004
Sugar Land, Texas

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WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of Taurus Entertainment Companies, Inc., a Colorado corporation (the “Company”) in connection with the upcoming Special Meeting of its shareholders. This Information Statement is being first sent to stockholders on or about July 20, 2004.

Proposals

The following proposals are being presented at the meeting (the “Proposals”):

1.   To approve an amendment to the Company’s Articles of Incorporation to (a) change the name of the Company to Bluestar Health, Inc., and (b) increase the Company’s authorized common stock from 20,000,000 to 40,000,000 shares.

Vote Required

The vote which is required to approve the above Proposals is the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share held. Because a majority of the Company’s voting stock is held by one (1) shareholder, its sole officer and director, the Proposals are expected to be approved without the necessity of proxies, and abstentions and broker non-votes will need to be counted.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on July 7, 2004 (the “Record Date”). The Board of Directors of the Company adopted the resolution approving and recommending each of the Proposals on July 7, 2004. As of the Record Date, the Company had outstanding 11,226,004 shares of common stock, and no shares of preferred stock were issued or outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401, telephone number (303) 262-0600.

Sections 7-110-103 and 7-107-206 of the Colorado Business Corporation Act

Sections 7-110-103 and 7-107-206 of the Colorado Business Corporation Act (the “Colorado Law”) provides that an amendment to the Company’s Articles of Incorporation shall be recommended by the Board of Directors of the Company to its shareholders, and that approval of a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation.

Pursuant to Section 7-110-103 of the Colorado Law, the Company is required to provide notice to each shareholder entitled to vote on the amendment of the shareholders’ meeting at which the amendment will be voted upon. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Colorado Law are afforded to the Company’s stockholders as a result of the approval of the Proposals.

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PROPOSAL ONE
AN AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION TO CHANGE
THE NAME OF THE COMPANY AND INCREASE
THE AUTHORIZED COMMON STOCK

Name Change

On July 7, 2004, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the proposed amendment to Article 1 of the Company’s Articles of Incorporation to change the name of the Company to Bluestar Health, Inc.

The Board of Directors believes that it is advisable and in the Company’s best interests to change the name in order to more accurately reflect changes in the Company’s business focus and recent changes in management.

Increase the Authorized Common Stock

On July 7, 2004, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the proposed amendment to Article 5 of the Company’s Articles of Incorporation to effectuate an increase in the authorized common stock from 20 million shares with a par value of $0.001 to 40 million shares with a par value of $0.001.

The Board of Directors believes that it is advisable and in the Company’s best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 20 million to 40 million shares. This step is necessary, in the judgment of the Board of Directors, in order to raise additional capital and carry out the Company’s business objectives.

Certain Matters Related to the Proposal

The Amendment set forth in Addendum A to this Information Statement will be filed with the Colorado Secretary of State following the shareholders meeting, and the effective date of the Amendment and the actions set forth in this Proposal is anticipated to be on or about August 20, 2004.

    The Company does not currently have any plans, commitments, arrangements, understandings, or agreements, written or oral, regarding the issuance of common stock subsequent to the increase of authorized shares.

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OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 7, 2004, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Alfred Oglesby (2)(3)	9,650,000	86.0%

	All Officers and Directors as a Group (1 Person)	9,650,000	86.0%

(1)   Unless otherwise indicated, based on 11,226,004 shares of common stock outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)   Unless otherwise indicated, the address of each director is c/o Taurus Entertainment Companies, Inc., 19901 Southwest Freeway, Suite 209, Sugar Land, Texas 77479.

(3)   Indicates a Director of the Company.

    The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding. There are no known current arrangements that will result in a change in control.

By order of the Board of Directors

/s/ Alfred Oglesby

Alfred Oglesby,
President

July 20, 2004
Sugar Land, Texas

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[PROPOSED]
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
TAURUS ENTERTAINMENT COMPANIES, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST:       The name of the corporation is Taurus Entertainment Companies, Inc.

SECOND:   The following amendments were approved by unanimous vote of the Board of Directors on July 7, 2004, and a majority vote of the stockholders on August 12, 2004. The number of shares voted for the amendment was sufficient for approval:

ARTICLE I – NAME shall be amended and restated to read as follows:

“ARTICLE I

NAME

The name of the Corporation is Bluestar Health, Inc.”

ARTICLE V – CAPITAL shall be amended and restated to read as follows:

“ARTICLE V

CAPITAL

(a)   The aggregate number of shares of common stock which the corporation shall have the authority to issue is forty million (40,000,000) shares with $0.001 par value which shall be designated as common stock. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

(b)   The aggregate number of shares of preferred stock which the corporation shall have authority to issue is ten million (10,000,000) shares of preferred stock with a par value of $0.01. No share of preferred stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

(c)   The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and permitted by Colorado law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by Colorado law.”

THIRD:   The effective date of these amendments shall be August 20, 2004.

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    The undersigned hereby certify that they have on this [__]th day of August, 2004 executed these Articles of Amendment amending the Articles of Incorporation heretofore filed with the Secretary of State of Colorado.

Alfred Oglesby, President and Secretary

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